Exhibit 99.1

MODEL N ANNOUNCES SECOND QUARTER OF
FISCAL YEAR 2019 FINANCIAL RESULTS

San Mateo, CA – Model N, Inc., (NYSE: MODN), the leading provider of cloud revenue management solutions for Life Sciences and High-Tech companies, today announced financial results for the second quarter, which ended March 31, 2019.

“Our results represent another well-executed quarter for the Company with revenue and profitability above our guidance and it builds on the momentum we’ve demonstrated over the last several quarters,” said Jason Blessing, Chief Executive Officer at Model N. “Our hard work on operations and customer success is allowing us to get improving leverage in the business: leverage in sales due to our more focused go-to-market plan; leverage in our operations, as evidenced by our improving subscription gross margin and cash flow; and, perhaps most importantly, leverage in our solutions as evidenced by the successful SaaS transition at Gilead Sciences.”

Business Highlights:

•
New Customer Acquisition - The success we had in Q1 continued into Q2. Through the first half of fiscal year 2019, we’ve added as many new customers as we did in all of fiscal year 2018. During Q2, the new customer mix was diverse, ranging from emerging companies to larger, established enterprises, as well as international customers. We believe new customer acquisition will continue to be a growth lever for us.

•
SaaS Transition Go-Live - We are pleased to announce Gilead Sciences is now live on our cloud platform. While we have been selling cloud subscriptions for several years and more than 60% of our customers are using at least one product in the cloud, Gilead Sciences is the first top 15 global pharma company to retire their on-premise system and transition 100% to SaaS. This project is a key milestone for Model N and it provides other customers with a great template on how to transition from a legacy on-premise solution to SaaS.

•
Rainmaker - Our 15th annual user conference welcomed over 500 customers, prospects and partners. The program included executive, product, technical and usability tracks as well as industry experts who led discussions on critical revenue management topics such as the new HHS Safe Harbor proposal for Life Sciences and the substantial increase of channels for High Tech.

•
IDC and Market Research Reveals Cloud is Top C-Suite Priority - IDC's research concluded cloud is the top digital transformation investment priority for pharma and biotech companies and more than 90% plan to deploy revenue management in the cloud in 2020. Our own survey of Life Sciences and High-Tech C-suite executives showed that companies who adopt best-in-class, cloud-based revenue management solutions significantly outperform their peers against their core metrics including increased cross-sell, lower revenue leakage, profit margin expansion and stock price growth.

Second Quarter 2019 Financial Highlights:

•
Revenues: Subscription revenues were $25.9 million compared to $24.0 million for the second quarter of fiscal year 2018. Total revenues were $34.8 million compared to $39.2 million for the second quarter of fiscal year 2018 which reflects the adoption of ASC 606, the increased focus on selling cloud-based software to customers in Life Sciences and High-Tech and the expected reduction in professional services for legacy on-premise implementations.

•
Gross profit: Gross profit was $18.1 million compared to $22.0 million for the second quarter of fiscal year 2018. Gross margins were 52% compared to 56% for the first quarter of fiscal year 2018. Non-GAAP gross profit was $19.6 million compared to $23.2 million for the second quarter of fiscal year 2018. Non-GAAP gross margins were 56% compared to 59% for the second quarter of fiscal year 2018. Non-GAAP subscription gross margin for the quarter was 70% compared to 64% for the second quarter of fiscal year 2018 as we drive scale.

•
Income (loss) from operations: GAAP loss from operations was $(4.7) million compared to a GAAP loss from operations of $(2.4) million for the second quarter of fiscal year 2018. Non-GAAP income from operations was $1.5 million compared to non-GAAP income from operations of $2.2 million for the second quarter of fiscal year 2018.

•
Net loss: GAAP net loss was $(5.9) million compared to a net loss of $(3.9) million for the second quarter of fiscal year 2018. GAAP basic and diluted net loss per share attributable to common stockholders was $(0.18) based upon weighted average shares outstanding of 32.0 million, as compared to net loss per share of $(0.13) for the second quarter of fiscal year 2018 based upon weighted average shares outstanding of 30.0 million.

•
Non-GAAP net income: Non-GAAP net income was $0.4 million as compared to $0.7 million for the second quarter of fiscal year 2018. Non-GAAP diluted net income per share was $0.01 based upon weighted average diluted shares outstanding of 33.0 million, as compared to $0.02 for the second quarter of fiscal year 2018 based upon weighted average diluted shares outstanding of 31.3 million.

•	Adjusted EBITDA: Adjusted EBITDA was $1.8 million compared to $3.0 million for the same period of last fiscal year.

•
Cash and cash flow: Cash and cash equivalents as of March 31, 2019 totaled $54.1 million. During the quarter, we paid down $4.8 million in debt and we are now in a positive net cash position. Net cash provided by operating activities was $0.5 million for the first six months of fiscal year 2019, compared with net cash used in operating activities of $(5.0) million in the prior fiscal year period. Free cash flow was $0.3 million for the first six months of fiscal year 2019, compared with free cash flow used of $(5.1) million in the prior fiscal year period.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance:

As of May 7, 2019, we are providing guidance for the third quarter of fiscal year 2019 and the full fiscal year ending September 30, 2019.

The adoption of ASC 606 continues to be a headwind to our fiscal year 2019 financial results. Of the $7.2 million cumulative effect adjustment on total revenues resulting from the adoption of ASC 606, the majority has been recorded in our year to date fiscal 2019 results.

(in $ millions, except per share)	Third Quarter Fiscal 2019	Full Year Fiscal 2019
Total GAAP Revenues (1)	33.9 - 34.3	138.5 - 140.5
Subscription (1)	26.0 - 26.4	103.0 - 105.0
Non-GAAP income from operations	1.4 - 1.8	8.0 - 11.0
Non-GAAP net income per share	0.00 - 0.02	0.10 - 0.17
Adjusted EBITDA	1.8 - 2.2	9.5 - 12.5
(1) The cumulative effect adjustment of the adoption of ASC 606 on subscription revenues for the remainder of fiscal year 2019 is expected to be approximately $0.1 million.

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the second quarter of fiscal year 2019, which ended March 31, 2019. The conference call can be accessed by dialing (877) 407-4018 from the United States or (201) 689-8471 internationally with reference to the company name and conference title and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on May 14, 2019, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13689325.

About Model N

Model N is the leader in revenue management solutions. Driving mission critical business processes such as configure, price and quote (CPQ), contract and rebate management, business intelligence, and regulatory compliance, Model N solutions transform the revenue lifecycle from a series of disjointed operations into a strategic end-to-end process. With deep industry expertise, Model N supports the complex business needs of the world’s leading brands in pharmaceutical, medical device, semiconductors and high- tech manufacturing across more than 120 countries, including Pfizer, AstraZeneca, Sanofi, Gilead, Abbott, Stryker, AMD, Micron, Seagate, STMicroelectronics, NXP, Sesotec, and Southern States.  For more information, visit www.modeln.com.

Model N® is the registered trademark of Model N, Inc. Any other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s third quarter and full year fiscal year 2019 revenue and expense, and other financial results as well as outlook for fiscal year 2019 and future prospects, including customer expansions, the ability to execute on business strategy and the success of product offerings. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; and (xii) our ability to retain customers. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2018, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margins, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expenses, deferred revenue adjustments and amortization of intangible assets. Non-GAAP income (loss) from operations and non-GAAP net income (loss) exclude stock-based compensation expense, amortization of intangible assets, and the deferred revenue adjustment resulting from the Revitas acquisition as they are often excluded by other companies to help investors understand the operational performance of their business. We have not provided a reconciliation of forecasted Non-GAAP results with GAAP results due to the difficulties of estimating certain items such as charges related to stock-based compensation expense. In addition, stock-based compensation expense varies from period to period and from company to company due to such things as differing valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, acquisition & integration related expenses, deferred revenue adjustment, interest (income) expense, net, and other (income) expenses, net, and provision (benefit) for income taxes. Reconciliation tables are provided in this press release.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Investor Relations Contact:

ICR for Model N
Staci Mortenson, 650-610-4998
investorrelations@modeln.com

Media Contact:
pr@modeln.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of March 31, 2019	As of September 30, 2018
Assets
Current assets
Cash and cash equivalents	$54,090	$56,704
Accounts receivable, net	19,450	28,273
Prepaid expenses	1,632	3,631
Other current assets	2,431	455
Total current assets	77,603	89,063
Property and equipment, net	1,413	2,146
Goodwill	39,283	39,283
Intangible assets, net	31,861	34,597
Other assets	3,777	1,064
Total assets	$153,937	$166,153
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,414	$1,664
Accrued employee compensation	9,759	14,211
Accrued liabilities	4,704	3,182
Deferred revenue, current portion	35,989	52,176
Long term debt, current portion	4,747	1,375
Total current liabilities	57,613	72,608
Long-term liabilities:
Long term debt	44,247	52,329
Other long-term liabilities	885	1,182
Total long-term liabilities	45,132	53,511
Total liabilities	102,745	126,119
Stockholders’ equity
Common Stock	5	5
Preferred Stock	—	—
Additional paid-in capital	255,931	244,814
Accumulated other comprehensive loss	(994)	(1,285)
Accumulated deficit	(203,750)	(203,500)
Total stockholders’ equity	51,192	40,034
Total liabilities and stockholders’ equity	$153,937	$166,153

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Revenues
Subscription	$25,940	$24,004	$51,142	$47,851
Professional services	8,903	15,230	18,778	30,450
Total revenues	34,843	39,234	69,920	78,301
Cost of revenues
Subscription	8,852	9,440	17,590	19,055
Professional services	7,894	7,813	15,723	15,007
Total cost of revenues	16,746	17,253	33,313	34,062
Gross profit	18,097	21,981	36,607	44,239
Operating expenses
Research and development	7,415	8,047	14,827	17,115
Sales and marketing	8,598	9,015	16,650	17,507
General and administrative	6,833	7,324	12,989	16,055
Total operating expenses	22,846	24,386	44,466	50,677
Loss from operations	(4,749)	(2,405)	(7,859)	(6,438)
Interest expense, net	891	1,449	1,624	2,872
Other expenses, net	127	(87)	412	38
Loss before income taxes	(5,767)	(3,767)	(9,895)	(9,348)
Provision (benefit) for income taxes	141	129	739	(195)
Net loss	$(5,908)	$(3,896)	$(10,634)	$(9,153)
Net loss per share:
Basic and diluted	$(0.18)	$(0.13)	$(0.34)	$(0.31)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	31,999	29,983	31,741	29,689

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended March 31,
	2019	2018
Cash Flows from Operating Activities
Net loss	$(10,634)	$(9,153)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,533	4,427
Stock-based compensation	9,099	7,282
Amortization of debt discount and issuance cost	290	478
Deferred income taxes	6	(572)
Amortization of capitalized contract acquisition costs	780	—
Other non-cash charges	(108)	(22)
Changes in assets and liabilities
Accounts receivable	8,353	(6,622)
Prepaid expenses and other assets	595	(608)
Deferred cost of implementation services	—	338
Accounts payable	862	(685)
Accrued employee compensation	(4,438)	(5,497)
Other accrued and long-term liabilities	708	(1,525)
Deferred revenue	(8,581)	7,133
Net cash provided by (used in) operating activities	465	(5,026)
Cash Flows from Investing Activities
Purchases of property and equipment	(167)	(91)
Net cash used in investing activities	(167)	(91)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of employee stock purchase plan	2,018	2,773
Principal payments on term loan	(5,000)	—
Net cash (used in) provided by financing activities	(2,982)	2,773
Effect of exchange rate changes on cash and cash equivalents	70	15
Net decrease in cash and cash equivalents	(2,614)	(2,329)
Cash and cash equivalents
Beginning of period	56,704	57,558
End of period	$54,090	$55,229

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,		Six months ended March 31,
	2019	2018	2019	2018
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(5,908)	$(3,896)	$(10,634)	$(9,153)
Reversal of non-GAAP items
Stock-based compensation expense	4,896	3,246	9,099	7,282
Depreciation and amortization	1,691	2,162	3,533	4,427
Deferred revenue adjustment	—	—	—	627
Interest expense, net	891	1,449	1,624	2,872
Other expenses (income), net	127	(87)	412	38
Provision (benefit) for income taxes	141	129	739	(195)
Adjusted EBITDA	$1,838	$3,003	$4,773	$5,898

	Three months ended March 31,		Six months ended March 31,
	2019	2018	2019	2018
Reconciliation from GAAP revenue to revenue before deferred revenue adjustment
GAAP revenue	$34,843	$39,234	$69,920	$78,301
Deferred revenue adjustment (c)	—	—	—	627
Revenue before deferred revenue adjustment	$34,843	$39,234	$69,920	$78,928

	Three months ended March 31,		Six months ended March 31,
	2019	2018	2019	2018
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$18,097	$21,981	$36,607	$44,239
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,030	703	1,969	1,273
Amortization of intangible assets (b)	476	476	952	952
Deferred revenue adjustment (c)	—	—	—	627
Non-GAAP gross profit	$19,603	$23,160	$39,528	$47,091
Percentage of revenue before deferred revenue adjustment	56.3%	59.0%	56.5%	59.7%

	Three months ended March 31,		Six months ended March 31,
	2019	2018	2019	2018
Reconciliation from GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(4,749)	$(2,405)	$(7,859)	$(6,438)
Reversal of non-GAAP expenses
Stock-based compensation (a)	4,896	3,246	9,099	7,282
Amortization of intangible assets (b)	1,365	1,382	2,736	2,800
Deferred revenue adjustment (c)	—	—	—	627
Non-GAAP operating income	$1,512	$2,223	$3,976	$4,271

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(5,908)	$(3,896)	$(10,634)	$(9,153)
Reversal of non-GAAP expenses
Stock-based compensation (a)	4,896	3,246	9,099	7,282
Amortization of intangible assets (b)	1,365	1,382	2,736	2,800
Deferred revenue adjustment (c)	—	—	—	627
Non-GAAP net income	$353	$732	$1,201	$1,556

Denominator
Reconciliation between GAAP and non-GAAP net income (loss) per share
Shares used in computing GAAP net loss per share:
Basic	31,999	29,983	31,741	29,689
Diluted	31,999	29,983	31,741	29,689
Shares used in computing non-GAAP net income per share
Basic	31,999	29,983	31,741	29,689
Diluted	32,997	31,265	32,707	31,079
GAAP net loss per share
Basic and diluted	$(0.18)	$(0.13)	$(0.34)	$(0.31)
Non-GAAP net income per share
Basic and diluted	$0.01	$0.02	$0.04	$0.05

	Three months ended March 31,		Six months ended March 31,
	2019	2018	2019	2018
Amortization of intangibles assets recorded in the statement of operations
Cost of revenues
Subscription	$476	$476	$952	$952
Professional services	—	—	—	—
Total amortization of intangibles assets in cost of revenue (b)	476	476	952	952
Operating expenses
Research and development	—	—	—	—
Sales and marketing	889	906	1,784	1,848
General and administrative	—	—	—	—
Total amortization of intangibles assets in operating expense (b)	889	906	1,784	1,848
Total amortization of intangibles assets (b)	$1,365	$1,382	$2,736	$2,800

	Three months ended March 31,		Six months ended March 31,
	2019	2018	2019	2018
Stock-based compensation recorded in the statement of operations
Cost of revenues
Subscription	$469	$346	$929	$597
Professional services	561	357	1,040	676
Total stock-based compensation in cost of revenue (a)	1,030	703	1,969	1,273
Operating expenses
Research and development	861	743	1,625	1,400
Sales and marketing	1,239	660	2,384	1,531
General and administrative	1,766	1,140	3,121	3,078
Total stock-based compensation in operating expense (a)	3,866	2,543	7,130	6,009
Total stock-based compensation (a)	$4,896	$3,246	$9,099	$7,282

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, gross profit, gross margin, loss from operations, net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude Channel Insight and Revitas acquisition related costs, deferred revenue adjustment and valuation allowance resulting from Revitas acquisition, stock-based compensation expense, amortization of intangible assets and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation is a non-cash item. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)
Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)
Represents deferred revenue adjustment resulting from purchase price accounting that is related to the Revitas acquisition and is a non-cash item. As such, we believe this adjustment provides for a better comparison of our operating results to prior periods and to our peer companies.